Exhibit 99.1

Atomera Provides First Quarter 2018 Results

LOS GATOS, CA May 3, 2018 Atomera Incorporated (NASDAQ: ATOM), a semiconductor materials and intellectual property licensing company focused on deploying its proprietary technology into the semiconductor industry, today provided a corporate update and announced financial results for the first quarter ended March 31, 2018.

Company Highlights

•	Grew the number of customers in Phase III Integration by 50% to nine
•	Initiated first customer multi-process evaluations
•	17 engagements underway with 14 customers
•	Completed Atomera’s first installation of MST technology at a customer fab

Management Commentary

“The first part of 2018 has been a period of great progress for Atomera as measured by advancement of customer milestones toward licenses,” commented Scott Bibaud, President and CEO. “Our work in many process nodes, from the legacy analog to the most cutting edge, is being recognized by industry, the press, academia, and most importantly, our growing customer base.”

First Quarter 2018 Financial Results

During the first quarter of 2018, the Company incurred a net loss of $3.1 million, or ($0.26) per basic and diluted share, compared to a net loss of $3.5 million, or ($0.31) per basic and diluted share, for the first quarter of 2017. Adjusted EBITDA (a non-GAAP financial measure) in the first quarter of 2018 was a loss of $2.6 million compared to an adjusted EBITDA loss of $2.4 million in the first quarter of 2017.

The Company had $14.5 million in cash and cash equivalents as of March 31, 2018, compared to $17.4 million as of December 31, 2017.

The total number of shares outstanding was 12,361,069 as of March 31, 2018.

2018 First Quarter Results Conference Call and Webcast

Atomera will host a conference call today to discuss its financial results and recent progress.

Date: Thursday, May 3, 2018

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 844-263-8318 (domestic); +1 (213) 358-0960 (international)

Replay: Available until May 10, 2018; 855-859-2056 (domestic); +1(404) 537-3406 (international); passcode 2688678.

Webcast: Accessible at www.atomera.com

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Note about NonGAAP Financial Measures

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Atomera presents adjusted EBITDA, which is a nonGAAP financial measure. Adjusted EBITDA is determined by taking net loss and eliminating the impacts of interest, taxes, depreciation, amortization, stockbased compensation, the change in fair value of derivative liabilities, and the gain on the extinguishment of debt. Our definition of adjusted EBITDA may not be comparable to the definitions of similarlytitled measures used by other companies. We believe that this nonGAAP financial measure, viewed in addition to and not in lieu of its reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is used as part of the Company's internal reporting to evaluate its operations and the performance of senior management. A table reconciling this measure to the comparable GAAP measure is available in the accompanying financial tables below.

About Atomera Incorporated

Atomera Incorporated has developed Mears Silicon Technology™ ("MST®"), which increases performance and power efficiency in semiconductor transistors. MST can be implemented using equipment already deployed in semiconductor manufacturing facilities and is complementary to other nanoscaling technologies already in the semiconductor industry roadmap.

Safe Harbor

This press release contains forwardlooking statements concerning Atomera Incorporated, including statements regarding the prospects for the semiconductor industry generally and the ability of our MST technology to significantly improve semiconductor performance. Those forwardlooking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the fact that we have not yet commenced revenue producing operations or entered into a definitive agreement with regard to the licensing or commercialization of our MST technology, thus subjecting us to all of the risks inherent in a prerevenue enterprise; (2) risks related to our ability to raise sufficient capital, as and when needed, to pursue the further development, licensing and commercialization of our MST technology; (3) our ability to protect our proprietary technology, trade secrets and knowhow and (4) those other risks disclosed in the section "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2017 and filed with the SEC on March 6, 2018. We caution readers not to place undue reliance on any forwardlooking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

investor@atomera.com

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Atomera Incorporated

Condensed Balance Sheets

(in thousands, except per share data)

	March 31,	December 31,
	2018	2017
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$14,547	$17,369
Accounts receivable	–	110
Prepaid expenses and other current assets	401	248
Total current assets	14,948	17,727

Property and equipment, net	68	67
Security deposit	13	13

Total assets	$15,029	$17,807

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$283	$198
Accrued expenses	208	239
Accrued payroll related expenses	226	512

Total liabilities	717	949

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, authorized 2,500 shares; none issued and outstanding at March 31, 2018 and December 31, 2017	–	–
Common stock, $0.001 par value, authorized 47,500 shares; 12,361 shares issued and outstanding at March 31, 2018 and 12,161 issued and outstanding as of December 31, 2017	12	12
Additional paid-in capital	126,457	125,911
Accumulated deficit	(112,157)	(109,065)
Total stockholders’ equity	14,312	16,858

Total liabilities and stockholders’ equity	$15,029	$17,807

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Atomera Incorporated

Condensed Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months ended March 31,
	2018	2017
Operating expenses:
Research and development	$1,690	$1,456
General and administrative	1,203	1,603
Selling and marketing	246	509
Total operating expenses	3,139	3,568

Loss from operations	(3,139)	(3,568)

Other income/(expense):
Interest income	47	28
Other expense	–	(4)
Total other income, net	47	24

Net loss	$(3,092)	$(3,544)

Net loss per common share, basic and diluted	$(0.26)	$(0.31)

Weighted average number of common shares outstanding, basic and diluted	12,041	11,572

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Atomera Incorporated

Reconciliation to Non-GAAP Adjusted EBITDA

(Unaudited)

(in thousands)

	Three Months ended March 31,
	2018	2017

Net loss (GAAP):	$(3,092)	$(3,544)
Add (subtract) the following items:
Interest income	(47)	(28)
Interest expense	–	–
Depreciation and amortization	8	5
Stock-based compensation	545	1,210
Adjusted EBITDA (non-GAAP)	$(2,586)	$(2,357)

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